UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2011

THE FRESH MARKET, INC.

(Exact name of Registrant as specified in its Charter)

Delaware	1-34940	56-1311233
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

628 Green Valley Road, Suite 500

Greensboro, NC 27408

(Address of principal executive offices, including zip code)

(336) 272-1338

(Registrant’s telephone number including area code)

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K of The Fresh Market, Inc. (the “Company,” “we,” and “us”) contains “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently subject to risks, uncertainties and potentially inaccurate assumptions. Such statements give our current expectations or forecasts of future events; they do not relate strictly to historical or current facts. We have generally identified such statements by using words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “intend,” “looking forward,” “may,” “plan,” “potential,” “project,” “should,” “target,” “will” and “would” or any variations of these words or other words with similar meanings. All statements that address activities, events or developments that we intend, expect or believe may occur in the future are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These “forward looking statements” may relate to such matters as our business, the composition of our board of directors and its committees, including the timing within which we may add additional independent directors, the anticipated timing of our annual meeting of stockholders and other information.

Our forward-looking statements contained in this Form 8-K are based on management’s current expectations and are subject to uncertainty and changes in circumstances. We cannot guarantee that the expectations expressed, anticipated or implied in any forward-looking statement will be realized. Actual results may differ materially from these expectations due to unanticipated delays in the search process being undertaken for additional independent members of our board of directors and other factors, some of which are beyond our control. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, our actual results may vary in material respects from those projected in these forward-looking statements. You should bear this in mind as you consider forward-looking statements.

Any forward-looking statement made by us in this Form 8-K speaks only as of the date on which we make it. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws. You are advised, however, to consult any further disclosures we may make in our future reports to the Securities and Exchange Commission, on our website, or otherwise.

Item 8.01. Other Items.

Controlled Company Exception – Effect of Secondary Offering Consummated on May 3, 2011

On May 3, 2011, certain stockholders of the Company (the “selling stockholders”) who prior to such date owned a majority of the Company’s common stock completed a sale of shares of our common stock in an underwritten secondary offering (the “secondary offering”). Following the completion of the secondary offering, the selling stockholders no longer owned a majority of our common stock and we no longer qualified for the “controlled company” exception under the corporate governance rules of The NASDAQ Stock Market. We had availed ourselves of the controlled company exception since completing our initial public offering in November 2010, because the selling stockholders comprised a group that owned a majority of our common stock. The controlled company exception had permitted us to have a board of directors that was not composed of a majority of “independent directors” (as defined by the rules of The NASDAQ Stock Market) and to have a compensation committee and a nominating and corporate governance committee that were not composed entirely of independent directors, so long as we remained a controlled company. The controlled company exception did not modify the independence requirements for the audit committee, and therefore the requirements of The Sarbanes-Oxley Act and The NASDAQ Stock Market that our audit committee be composed of at least three members (each of whom are independent directors) by November 5, 2011, remain unchanged.

As a result of no longer qualifying for the controlled company exception, our board of directors must be composed of a majority of independent directors within one year from the consummation of the secondary offering, or by May 3, 2012. In addition, our compensation committee and our nominating and corporate governance committee must each be composed of a majority of independent directors within ninety days from the consummation of the secondary offering, or by August 1, 2011, and must be composed entirely of independent directors within one year from the consummation of the secondary offering, or by May 3, 2012, subject, in each case, to certain exceptions to, and cure periods with respect to, these requirements.

Annual Meeting of Stockholders

The Company currently expects to hold its annual meeting of stockholders during the third quarter of fiscal 2011 in light of complying with the corporate governance requirements that result from the Company no longer qualifying for the controlled company exception under the rules of The NASDAQ Stock Market. The Company expects that future annual meetings of stockholders will be held in the second quarter of the fiscal year.

Annual Report Availability

The Company intends to disseminate its annual report to stockholders in connection with soliciting proxies for its annual meeting of stockholders. Prior to disseminating its annual report to stockholders, the Company’s annual report on Form 10-K, as amended by a later filed annual report on Form 10-K/A, is available at the investor relations portion of the Company’s website at http://ir.thefreshmarket.com/. A hard copy of the annual report on Form 10-K, as amended, may be obtained without charge by accessing the investor relations portion of the Company’s website or by writing:

The Fresh Market, Inc.

Investor Relations

628 Green Valley Road

Suite 500

Greensboro, NC 27408

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

THE FRESH MARKET, INC.

Date: May 9, 2011	By:	/s/ Lisa K. Klinger
Name: Lisa K. Klinger
Title: Executive Vice President and CFO

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